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                                  EXHIBIT 4.11

                                FORM OF DEBENTURE

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NNo. 03-2- 1                                              US $_____________
     ------ ------
                               AMBIENT CORPORATION

           6% CONVERTIBLE DEBENTURE SERIES 03-2 DUE __________, 200_2

     THIS DEBENTURE is one of a duly authorized issue of up to $_________3 in Debentures of AMBIENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company") designated as its 6% Convertible Debentures Series 03-2.

     FOR VALUE RECEIVED, the Company promises to pay to , the registered holder hereof (the "Holder"), the principal sum of and 00/100 Dollars (US $ ) on ______________, 200_4 (the "Maturity Date") and to pay interest, on a simple non-compound basis, on the principal sum outstanding from time to time in arrears at the rate of 6% per annum, accruing from ______________, 200_5 , the date of initial issuance of this Debenture (the "Issue Date"), on the date (each, an "Interest Payment Date") which is the earlier of (i) a Conversion Date (as defined below) or (ii) the Maturity Date, as the case may be. Accrual of interest shall commence on the first such business day to occur after the Issue Date and shall continue to accrue on a daily basis until payment in full of the principal sum has been made or duly provided for. Additional provisions regarding the payment of interest are provided in Section 4(D) below (the terms of which shall govern as if this sentence were not included in this Debenture).

     This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement-A, dated _____________, 2003 (the "Securities Purchase Agreement"), to which the


--------------------
1 Insert unique Debenture number for each issuance.

2 Insert date which is third anniversary of the relevant Closing Date

3 Insert Total Purchase Price

4 See footnote 2

5 Insert the relevant Closing Date.

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Company and the Holder (or the Holder's predecessor in interest) are parties.
Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

     This Debenture is subject to the following additional provisions:

     1. The Debentures will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4.   A.   (i)   At any time on or after the Issue Date and prior to the
time this Debenture is paid in full in accordance with its terms (including, without limitation, after the Prepayment Date and after the occurrence of an Event of Default, as those terms are defined below, or, if the Debenture is not fully paid or converted after the Maturity Date), the Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert this Debenture at any time into shares of Common Stock, $0.001 par value ("Common Stock"), of the Company of the Company at the Conversion Price (as defined below).

               (ii) The term "Conversion Price" means US $0.12 (which amount is subject to adjustment as provided herein).

          B. Conversion shall be effectuated by faxing a Notice of Conversion (as defined below) to the Company as provided in this paragraph. The Notice of Conversion shall

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be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. If paid in Common Stock as contemplated hereby, interest accrued or accruing from the Issue Date to the relevant Interest Payment Date shall be paid in Common Stock at the Conversion Price applicable as of such Interest Payment Date. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on or before such specified date, provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debentures being converted no later than five (5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (617) 332-7260, Attn: President, provided a copy is sent on the same date to Company counsel at facsimile number (011-972-9) 764-4834, Attn: David Aboudi, Esq. Certificates representing Common Stock upon conversion ("Conversion Certificates") will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within five (5) business days (such fifth business day, the "Delivery Date") after the date on which the Notice of Conversion is delivered to the Company as contemplated in this paragraph B, and, if interest is paid by Common Stock, the Interest Payment Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this
Section 4(B) on the Conversion Date.

          C. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject

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to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 4(C) as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

          D.   (i)   Subject to the terms of Section 4(C) and to the other terms of this Section 4(D), interest on the principal amount of this Debenture converted pursuant to a Notice of Conversion shall be due and payable, at the option of the Company, in cash or Common Stock on the Interest Payment Date.

               (ii) If the interest is to be paid in cash, the Company shall make such payment within three (3) business days of the Interest Payment Date. If the interest is not paid by such third business day, the interest must be paid in Common Stock in accordance with the provisions of Section 4(D)(i) hereof, unless the Holder consents otherwise in each specific instance.

               (iii) Notwithstanding the foregoing, the Company's right to issue shares in payment of such interest is applicable only to the extent the Holder converts principal of this Debenture as provided herein.

               (iv) The number of shares of Common Stock to be issued in payment of such interest shall be determined by dividing the dollar amount of the interest to be so paid by the Conversion Price on the relevant Interest Payment Date. Such Common Stock shall be delivered to the Holder, or per Holder's instructions, on the Delivery Date for the related Conversion Certificates pursuant to Section 4(B) hereof.

               (v) If the Company elects to have the interest paid in cash in connection with a conversion, the Company shall make such payment within three
(3) business days of the Interest Payment Date. If such payment is not made in cash by such date, it shall be deemed that, subject to the provisions of Section 4(C) hereof, the Company has elected to pay the interest in stock.

          E.   (i)   Reference is made to the provisions of Section 4(g) of the
Securities Purchase Agreement, the terms of which are incorporated herein by reference. The Conversion Price and other provisions of this Debenture shall be adjusted as provided in the applicable provisions of said Section 4(g) of the Securities Purchase Agreement.

               (ii) In addition, and not in lieu of the foregoing, in the event the provisions of Section 4(g)(ii) of the Securities Purchase Agreement are applicable (the event giving rise to such applicability, a "Trigger Event;" it being understood that a Specified New Transaction or an Excluded New Transaction contemplated by said Section 4(g) is not a Trigger Event), are applicable, the Holder may require the Company to immediately redeem all or any part of the outstanding portion of this Debenture for an amount equal to the Redemption Amount (as defined below).

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               (iii) The term "Unconverted Debenture" means the principal amount of this Debenture which has not been converted as of the relevant date.

               (iv) The term "Redemption Payment Date" means the date on which the Company actually pays the Redemption Amount.

               (v)   The term "Redemption Amount" means the amount equal to:

                      V              x              M
               -----------------
                      CP

     where:

          "V" means the principal of an Unconverted Debenture plus any accrued but unpaid interest thereon;

          "CP" means the Conversion Price in effect on the date (the "Redemption Notice Date") of the Redemption Notice (as defined below); and

          "M" means the highest closing price per share of the Common Stock during the period beginning on the Redemption Notice Date and ending on the Redemption Payment Date.

               (vi) The Holder of an Unconverted Debenture may elect to redeem a portion of such Unconverted Debenture without electing to redeem the balance of the Unconverted Debenture. The Holder's option to redeem all or part of the Unconverted Debenture shall be exercised by the Holder giving written notice of the exercise of this provision by the Holder (a "Redemption Notice") at any time after a Trigger Event has occurred. The Redemption Notice shall specify (a) the date (the "Redemption Due Date") on which the Redemption Amount shall be paid, which date shall be at least five (5) business days after the date (a "Redemption Notice Date") on which the Holder Redemption Notice is given, and
(b) the wire instructions for the account to which the Redemption Amount is to be paid; provided, however, that the Company shall have the right to accelerate the date of such payment.

               (vii) If all of the Unconverted Debentures are being redeemed pursuant to this Section 4(E), then, upon payment in full of the Redemption Amount for all of the Unconverted Debentures in accordance with the provisions of this Section 4(E), the Holder shall deliver the Debenture to the Company marked "paid in full".

               (viii) If the Redemption Amount is not timely paid by the Company, the Redemption Amount computed as of such date will bear interest at the rate of eighteen percent (18%) or the highest rate allowed by law, whichever is lower, from the date it was due until and including the date actually paid. The failure of the Company to timely pay the Redemption Amount shall be an Event of Default.

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          F.   (i)   The term "Mandatory Conversion Date" means either (x) the
Maturity Date or (y) an Elective Mandatory Conversion Date (as defined below). On the Mandatory Conversion Date, without further action by the Holder, the outstanding principal and accrued by but unpaid interest on this Debenture shall be deemed converted into Common Stock at the Conversion Price in effect on such Mandatory Conversion Date. Any such mandatory conversion shall be subject to the following terms and conditions of this Section F to the extent relevant.

               (ii)  So long as

     (x) an effective Registration Statement covering the resale of the shares issuable on conversion of this Debenture,

     (y) the Company is not in default of any material obligation under any of the Transaction Agreements, and

     (z) the Common Stock of the Company, including the Conversion Shares to be issued on the Mandatory Conversion Date, are eligible for trading on an Acceptable Trading Market (as defined below),

then, if the Bid Price for the Common Stock is more than the Target Price (as defined below) for each of twenty (20) consecutive Trading Days (the twentieth of such consecutive Trading Days, the "Target Trading Day"), then the Company will have the right to give the Holder a written notice (an "Elective Mandatory Conversion Notice") within five (5) Trading Days after the Target Trading Day. The Elective Mandatory Conversion Notice shall state that the date specified in such notice (the "Elective Mandatory Conversion Date"), which date shall not be no later than sixty (60) days after the Target Trading Day, shall be deemed a Mandatory Conversion Date.

               (iii) The term "Target Price" means $0.50 per share, subject to further adjustment in the same manner as adjustments to the Conversion Price are made herein

               (iv) The term "Acceptable Trading Market" means any of the following: (w) the Over the Counter Bulletin Board Market, (x) the NASDAQ/SmallCap or National Market, (y) the American Stock Exchange or (z) the New York Stock Exchange.

               (v) If the Company gives an Elective Mandatory Conversion Notice, then, if, but only if, the conditions referred in clauses (x), (y) and
(z) of subparagraph (ii) above are satisfied on the Elective Mandatory Conversion Date, the conversion contemplated by the Elective Mandatory Conversion Notice will be effected, subject to the provisions of subparagraph
(vi) below. If any of these conditions is not true on the Elective Mandatory Conversion Date, the Elective Mandatory Conversion Notice shall be deemed canceled ab initio.

               (vi) The provisions of Section 4(C) shall apply on the Mandatory Conversion Date. If, as a result of such provisions, the entire Debenture is not converted on the Mandatory Conversion Date, the Company, without further notice to the Holder, shall be deemed to have timely given one or more Mandatory Conversion Notices providing for successive Mandatory Conversion Dates, each of which is ten (10) Trading Days after the immediately preceding Mandatory Conversion Date, until this Debenture is fully converted or paid in full (or some combination thereof).

               (vii) After receiving a Mandatory Conversion Notice, the Holder shall continue to have the right to convert any outstanding portion of this Debenture in accordance with its terms until it is fully converted.

          G.   (i)   Anything in the other provisions of this Debenture or any
of the other Transaction Agreements to the contrary notwithstanding, if, but only if, the conditions referred in clauses (x), (y) and (z) of Section 4(F)(ii) are satisfied on the date of the issuance of the Prepayment Notice and through the Prepayment Date (as those terms are defined below), the Company shall have the right to prepay the outstanding principal of this Debenture, together with all accrued interest thereon, in whole or in part, on the terms and conditions provided in this Section 4(G).

               (ii) The Company may give the Holder a written notice (the "Prepayment Notice") no earlier than the first anniversary of the Issue Date. The Prepayment Notice shall specify (x) the principal amount of the Debenture being prepaid by the Company (the "Prepayment Principal Amount"), (y) the date (the "Prepayment Date"), which shall be not less than forty-five (45) days after the Prepayment Notice is received by the Holder, on which such prepayment will be made, and (z) identify the bank (the "Prepayment Bank") where the Prepayment Funds (as defined below) will be deposited prior to the issuance of the Confirmation Notice (as defined below).

               (iii) No later than ten (10) business days prior to the Prepayment Date, the Company will send a notice (the "Confirmation Notice") to the Holder that funds (the "Prepayment Funds") equal to the Prepayment Principal Amount plus all accrued but unpaid interest thereon through the Prepayment Date have been deposited with the Prepayment Bank, together with confirmation of such deposit by the Prepayment Bank. The Confirmation Notice will also include instructions for the method by which the Holder can provide instructions to the Prepayment Bank to make payment by check or wire, as specified by the Holder, on the Prepayment Date.

               (iv) Even after the issuance of a Prepayment Notice, the Holder may continue to convert this Debenture as provided in the other provisions of this Debenture until this Debenture is paid in full. If the Holder converts any portion of this Debenture after the date of the Prepayment Notice and prior to the payment of the Prepayment Funds to the Holder, so that the then outstanding principal of this Debenture is less than the Prepayment Principal Amount, the Holder shall notify the Prepayment Bank of the then outstanding principal of this Debenture. The Prepayment Funds will then be adjusted to and be deemed to be equal such outstanding principal plus all accrued but unpaid interest thereon through the Prepayment Date.

               (v) If the Confirmation Notice is not timely given or if the Prepayment Funds are not timely paid or made available to the Holder, the Holder will have the option, exercisable at any time prior to the actual payment of the Prepayment Funds (together with any additional interest accruing on the Prepayment Principal Amount after the Prepayment Date) to effect either or both of the following actions: (x) cancellation, ab initio, of the prepayment contemplated by the Prepayment Notice and (y) cancellation of the Company's prepayment right under this Section 4(G).

     5. Subject to the terms of the Securities Purchase Agreement, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     7. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

     8. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 4(C) shall not apply to such conversion.

     9. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

     10. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Price and any other amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and
(iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

     11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     12. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

     13. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

     14. (i) Prior to a Mandatory Conversion Date, the following shall constitute an "Event of Default":

          a. The Company shall default in the payment of principal or interest on this Debenture or any other amount due hereunder, and, in any such instance, the same shall continue for a period of five (5) business days; or

          b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

          c. Subject to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) business days after the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or any other Transaction Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, or any other Transaction Agreement, and any such failure shall continue uncured for ten (10) business days; or

          d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure shall continue uncured for a period of thirty
               (30) days after written notice from the Holder of such failure;
               or

          f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
               (60) days thereafter; or

          i. Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          k. The Company shall have its Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days.

          (ii) After a Mandatory Conversion Date, the term "Event of Default" shall mean: a. The Company shall default in the payment of principal or interest on this Debenture or any other amount due hereunder, and, in any such instance, the same shall continue for a period of five (5) business days, but only to the extent that the Company had an obligation to pay such amount to the Holder prior to the Mandatory Conversion Date or based on a notice given by the Holder prior to the Mandatory Conversion Date; or

          b. Subject to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) business days after the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or any other Transaction Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, or any other Transaction Agreement, and any such failure shall continue uncured for ten (10) business days.

          (iii) If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable (and the Maturity Date shall be accelerated accordingly; provided, however, that such accelerated Maturity Date [the "Default Maturity Date"] shall not be a Mandatory Conversion Date), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief. In furtherance of the foregoing and not in limitation thereof, the Holder will be entitled to receive payment in cash in full of the outstanding principal and accrued interest on the Debenture on the Default Maturity Date.

     15. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

                   [Balance of page intentionally left blank]

     16. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, _______

                                         AMBIENT CORPORATION

                                         By:
                                            ------------------------------------

                                         ---------------------------------------
                                         (Print Name)

                                         ---------------------------------------
                                         (Title)